UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 22, 2009
Northrop Grumman Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-16411 (Commission File Number)	95-4840775 (IRS Employer Identification No.)
1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices)(Zip Code)
(310) 553-6262
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 22, 2009, Northrop Grumman Corporation (the “Company”) issued a press release announcing that it will record a 2008 fourth quarter non-cash, after-tax charge of $3.0 billion to $3.4 billion for impairment of goodwill recorded in connection with acquisitions made by the Company in 2001 and 2002. The estimated impairment charge primarily results from the effects of adverse equity market conditions on parameters used by the Company in its required annual testing of goodwill. As a result of this charge, the Company announced that it will report a net loss for the fourth quarter and 2008. The Company is in the process of finalizing the actual amount of the impairment charge, which will be completed prior to reporting fourth quarter and full year 2008 financial results.
The Company also announced updates to its guidance for 2008. The Company announced that it expects 2008 earnings per share from continuing operations before the impairment charge to meet the upper end ($5.20 per share) of its prior guidance range, and that it expects cash from operations and free cash flow to exceed the upper end ($2.9 billion and $2.1 billion, respectively) of prior guidance ranges.
Earnings per share from continuing operations before the impairment charge, as used in the press release and this disclosure in Item 2.02 is a non-GAAP financial measure. The Company has provided this information for consistency and comparability of the 2008 results with the Company’s prior guidance and results of operations for prior periods. Free cash flow is also a non-GAAP financial measure that is described further in the press release.
Statements in this disclosure on Item 2.02 are forward-looking statements and subject to risks and uncertainties described in the press release.
The press release is furnished as Exhibit 99 and incorporated in this Current Report on Form 8-K by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Furnished

Exhibit 99 — Press Release dated January 22, 2009

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation
(Registrant)
January 23, 2009	By:	/s/ Joseph F. Coyne, Jr.
(Date)		(Signature)
Joseph F. Coyne, Jr. Corporate Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.

Exhibit 99 Furnished — Press Release dated January 22, 2009

4